FORM 3 JOINT FILER INFORMATION

Name of "Reporting Persons": Norwest Venture Partners X, LP
 Genesis VC Partners X, LLC
 George J. Still, Jr.
 Promod Haque
 Kurt L. Betcher

Address: 525 University Avenue, Suite 800
 Palo Alto, CA 94301

Designated Filer: Norwest Venture Partners X, LP

Issuer and Ticker Symbol: Quepasa Corporation (QPSA)

Date of Earliest Transaction: November 10, 2011

Each of the following is a Joint Filer with Norwest Venture Partners X, LP ("NVP X") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3.

NVP X is the record holder of the shares reported in Line 1.  Genesis VC Partners X, LLC ("Genesis X"), the general partner of NVP X, may be deemed to beneficially own the shares held of record by NVP X.  George J. Still, Jr. and Promod Haque are managing directors of Genesis X.  By virtue of such positions, Mr. Still and Mr. Haque may be deemed to beneficially own the shares held of record by NVP X.  Kurt L. Betcher is chief financial officer of Genesis X and may also be deemed to beneficially own the shares held of record by NVP X.

All Reporting Persons disclaim beneficial ownership of shares of Quepasa Corporation stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein.  The filing of the statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Norwest Venture Partners X, LP as its designated filer for Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

NORWEST VENTURE PARTNERS X, LP PROMOD HAQUE
By:  Genesis VC Partners X, LLC
Its General Partner
 /s/ Kurt L. Betcher
 By:  Kurt L. Betcher, as Attorney-in-Fact
/s/ Kurt L. Betcher
Its Authorized Signer

GENESIS VC PARTNERS X, LLC /s/ Kurt L. Betcher

/s/ Kurt L. Betcher
Its Authorized Signer

GEORGE J. STILL, JR.

/s/ Kurt L. Betcher
By:  Kurt L. Betcher, as Attorney-in-Fact
  Exhibit 99